OMB APPROVAL
OMB Number: 3235-0060
Expires: August 31, 2012
Estimated average burden hours per response .......5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On December 16, 2009, Core Communities, LLC (“Core”), a subsidiary of BFC Financial Corporation, received a notice of default from KeyBank National Association (“KeyBank”) relating to two loans totaling approximately $13.7 million based on the alleged maturities of the loans. The loans were made by KeyBank to a subsidiary of Core, with Core guaranteeing its subsidiary’s payment obligations, and are secured by certain commercial properties. While there may be an issue with respect to compliance with certain financial covenants in the loan agreements relating to net worth, liquidity and loan to value ratios, Core’s subsidiary is current in its payments on the loans, and Core does not believe that an event of default has occurred.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	BFC FINANCIAL CORPORATION
	By:	/s/ Alan B. Levan
Alan B. Levan,
Chairman, Chief Executive Officer and President